October 19, 2026

Zacks Trust

101 North Wacker Drive

Suite 1500

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as counsel to Zacks Trust, a Delaware statutory trust (the “Trust”), in connection with the Zacks Trust Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the sale, assignment, conveyance and transfer of all of the property and assets of each of Zacks All-Cap Core Fund and Zacks Small-Cap Core Fund (each a “Mutual Fund” and collectively the “Mutual Funds”), respectively, to Zacks All-Cap Core ETF and Zacks Small-Cap Core ETF (each a “ETF” and collectively, the “ETFs”) in exchange for the issuance of shares of beneficial interest of the corresponding ETF (the “Shares”), and the assumptions of the liabilities, if any, of the Mutual Funds, pursuant to the proposed reorganizations as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) by and between the Trust, on behalf of the Mutual Funds, and the Trust, on behalf of the ETFs.

We have acted as counsel to the Trust with respect to the filing of the Registration Statement. Further, we have acted as counsel to the Mutual Funds and the ETFs in connection with the matters discussed herein, and have requested a waiver of any conflicts that may be presented by such dual representation from each of the respective entities.

The Agreement will provide for the transfer of the assets of the applicable Mutual Fund to, and the assumption of the corresponding Mutual Fund’s liabilities, if any, by the corresponding ETF in exchange solely for a number of Shares of the corresponding ETF as determined in the manner specified in the Agreement. Such Shares will be distributed to the respective Mutual Fund’s shareholders followed by the subsequent liquidation of the corresponding Mutual Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For the purposes of rendering this opinion, we have examined the Registration Statement, including the form of Agreement filed as part thereof, such statutes, regulations, the records of each ETF and other documents and reviewed such questions of law that we deemed necessary or appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on representations by an officer of the Mutual Funds. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind including, but not limited to, the assumption that the Agreement will be approved, in substantially the same form as that reviewed by us and by the Board of Trustees of the Trust, and that the Agreement will be executed, in substantially the same form as that reviewed by us, by a duly authorized officer of the Trust. We have not verified any of such assumptions.

You have advised us that the Trust has elected to rely upon Rule 24f-2 under the Investment Company Act of 1940, as amended, in order to register an indefinite number of shares of the Trust. You have advised us that the Trust has, at all relevant times timely filed, and will, from year to year, continue to timely file a notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by it during each fiscal year during which such registration of an indefinite number of Shares remains in effect. You have also informed us that the Shares will be sold in accordance with Section 5(b) of the 1933 Act.

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Our opinion, as set forth below, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the corporate laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws, and we note that we do not undertake to advise you of any changes in law or circumstances that may come to our attention in the future.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to, and as described in, the Registration Statement have been duly authorized for issuance by the Trust; and, when issued and delivered upon the terms and as provided in the Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with and as an exhibit to the Registration Statement, and to the reference to this firm in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP

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